UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 6, 2011
Jefferies Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14947	95-4719745

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Madison Ave., New York, New York	10022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 212-284-2550

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Stock and Asset Purchase Agreement, entered into on April 6, 2011
     We have agreed to acquire Prudential Bache’s Global Commodities Group from Prudential Financial, Inc. (“Prudential Financial”). The Global Commodities Group offers brokerage and clearing services in listed derivatives on all major futures and options exchanges around the world. The Global Commodities Group also offers over-the-counter trading in foreign exchange, base and precious metals and energy and agricultural swap transactions.
     The acquisition will include Prudential Bache Commodities LLC, Prudential Bache Securities LLC in the U.S., Bache Commodities Limited in the U.K. and Bache Commodities (Hong Kong) Ltd. in Hong Kong, as well as other assets and liabilities of the Global Commodities Group. The acquired businesses will operate globally as Jefferies Bache after closing of the transaction, which is expected to occur during our third fiscal quarter. Jefferies Bache will have over 400 employees in New York, Chicago, London, Hong Kong and Hamburg.
     The purchase price will equal the tangible book value of the businesses acquired, which is estimated to be $430 million. We will assume specified liabilities of the Global Commodities Group, including those that are reflected on the closing date balance sheet.
     At the closing, we will agree to pay, or reimburse and indemnify, those affiliates of Prudential Financial that have provided financial guarantee and other credit support for customers of the Global Commodities Group for amounts those affiliates may later become required to pay under such guarantees and credit support. Prudential Financial will maintain certain guarantees and credit support that are in place as of the closing date for up to 18 months. If Prudential Financial’s exposure under these guarantees and credit support exceeds stipulated amounts for certain periods, we will be required to post collateral in respect of the excess.
     Affiliates of Prudential Financial will provide various administrative, accounting, computer, communications and other support services, on a fee for service basis, for up to 24 months following the closing of the acquisition.
     An affiliate of Prudential Financial will provide a short term secured loan facility of up to $1 billion to fund the working capital requirements of the Global Commodities Group after closing, which we intend to refinance.
     The principal transaction agreements contain indemnities between the parties that allocate responsibilities for various transaction related contingencies and also cover covenant breaches and misrepresentations. Completion of the transaction is subject to various conditions.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits

Number	Exhibit
2.1	Stock and Asset Purchase Agreement, dated as of April 6, 2011, between Jefferies Group, Inc. and Prudential Financial, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2011	JEFFERIES GROUP, INC.
	By:	/s/ Roland T. Kelly
Roland T. Kelly
Assistant Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Stock and Asset Purchase Agreement, dated as of April 6, 2011, between Jefferies Group, Inc. and Prudential Financial, Inc.